SECURED PROMISSORY NOTE
Dated as of: June 30, 2006	$1,100,000

FOR VALUE RECEIVED, the undersigned, AeroGroup Incorporated, a Utah corporation (the “Maker”), hereby promises to pay to the order of Mark T. Daniels (“Payee”), in lawful money of the United States of America, the sum of ONE MILLION ONE HUNDRED THOUSAND AND 00/100 ($1,100,000.00) DOLLARS, plus any accrued interest owed to Payee prior to the date hereof, based on the date of cash advances made by Payee, together with interest thereon at the rate of Twelve (12%) Percent per annum, until paid in full, at the times and installments set forth below. All capitalized terms not defined herein shall have the meanings set forth in the Asset Purchase Agreement (as hereinafter defined).

Beginning on July 1st 2008 and monthly thereafter, (the first date thereof being referred to as the “Maturity Date”), Maker shall pay to Payee a total of Thirty Six (36) monthly installments of principal, each in the amount of THIRTY THOUSAND FIVE HUNDRED AND FIFTY FIVE AND 55/100 ($30,555.55) DOLLARS, each such installment of principle to be accompanied by payment of accrued and unpaid interest on the then unpaid principal balance of this Note.

Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker.

This Note is secured by all of the assets of Maker and of each of its Subsidiaries pursuant to Security Agreements signed by such entity (the “Security Agreement”), delivered to the Payee by the Maker and its Subsidiaries pursuant to an Asset Purchase Agreement among the parties hereto, entered into contemporaneously herewith (the “Asset Purchase Agreement”). This Note is entitled to the benefit of any and all collateral and security interests now or hereafter pledged and/or assigned by Maker to Payee, including, without limitation, the collateral pledged pursuant to the Security Agreements, and any and all guaranties by third parties with respect to the Maker’s obligations to Payee, including, but not limited to the Guaranty executed by the Subsidiaries on an even date herewith (the “Guaranty”), and any collateral for such guaranties (the documents with respect to all such collateral, including the Security Agreement and the Guaranty are collectively referred to as the “Collateral Documents”).

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except as otherwise provided herein. All rights and remedies available to the Payee pursuant to the provisions of applicable law, the Collateral Documents and otherwise, are cumulative and not exclusive of any thereof or of any other rights or remedies available to Payee, and no course of dealing between Maker and Payee, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by Payee.

Upon the happening, with respect to the Maker, the Subsidiaries, or any assets of the Maker or of any of the Subsidiaries, of any of the following events: (i) dissolution; (ii) default in the payment of principal, interest or other amounts due with respect to this Note; (iii) the filing of a petition in bankruptcy whether voluntary or involuntary; (iv) the filing of an application, whether voluntary or involuntary, for reorganization or any arrangement or readjustment of indebtedness; (v) the appointment or the filing of an application for the appointment of any receiver, trustee, liquidator or any committee; or (vi) an assignment for the benefit of creditors, or upon sale or transfers of any securities of ay Subsidiary (or of any rights to above securities of any Subsidiary) then this Note, if not then due or payable on demand, shall become due and payable, with respect to any of the events set forth in (i), and (iii) through (vi), immediately without demand or notice to the Payee, and with respect to the event set forth in (ii), thirty (30) days following such event; provided, however, that the default set forth therein has not been cured within such thirty (30) day period.

The Maker may prepay all or any part of the remaining principal balance of this Note at any time prior to the Maturity Date without penalty or premium. All payments on this Note shall be applied first to all accrued interest and then to principal. To the extent any prepayment is to be applied to principal hereunder, such amount shall be applied to the reduction of the monthly installments of principal payable hereunder in the inverse order of their maturity.

At any time and from time to time, this note and all of the outstanding principal and interest may be converted, in whole or in part, from time to time, into shares of the Company’s common stock at a conversion price per share of $.01. This note shall automatically become a promissory note convertible into securities of any successor corporation, by merger or acquisition of assets without consent of Maker, and Maker shall require, as a condition to such transaction that this note be assumed as such, provided however that the conversion price shall be adjusted by multiplying the same by the exchange ratio offered to existing stockholders of the Maker for shares of Common Stock. The conversion Price shall be adjusted from time to time to reflect any adjustments to the Common Stock of the Maker generally resulting from stock splits, stock dividends, combinations, merger or similar actions.

This Note shall be governed, interpreted, and enforceable in accordance with the Laws of the State of New York. This note is an unconditional obligation of Maker for the payment of the above set forth amounts.

This Note may not be altered, modified, amended, terminated or discharged orally. This Note is non-negotiable and may not be sold, assigned, pledged, hypothecated, or transferred in any manner, in whole or in part, nor shall any interest herein be granted to any third party.
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IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written

AEROGROUP INCORPORATED

By:	/s/
Name:
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